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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed registration statements on Form S-8 (File Nos. 33-57614 and 33-90254).


ARTHUR ANDERSEN LLP


Miami, Florida,
November 25, 1997